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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Surmodics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SURMODICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of SurModics, Inc. will be held on January 27, 2003, at 4:00 p.m. (Minneapolis time), at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, for the following purposes:

1.	To set the number of directors at eight (8).

2.	To elect Class I directors.

3.	To approve the Company’s 2003 Equity Incentive Plan.

4.	To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on December 6, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Dale R. Olseth Chairman and Chief Executive Officer

Eden Prairie, Minnesota December 13, 2002

PROXY STATEMENT
INTRODUCTION
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
APPROVAL OF 2003 EQUITY INCENTIVE PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANT
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT TO SHAREHOLDERS
FORM 10-K

SURMODICS, INC.

Annual Meeting of Shareholders
January 27, 2003

PROXY STATEMENT

INTRODUCTION

     Your Proxy is solicited by the Board of Directors of SurModics, Inc. (“the Company”) for use at the Annual Meeting of Shareholders to be held on January 27, 2003, at the location and for the purposes set forth in the notice of meeting, and at any adjournment thereof.

     The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

     Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the principal executive office of the Company is 9924 West 74th Street, Eden Prairie, Minnesota 55344. The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to shareholders on or about December 13, 2002.

OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed December 6, 2002, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 6, 2002, 17,298,489 shares of the Company’s Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS

     The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock as of December 6, 2002. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of	Number of Shares		Percent of
Beneficial Owner	Beneficially Owned		Class (1)

Dale R. Olseth	1,330,840	(2)	7.7%
9924 West 74th Street Eden Prairie, MN 55344

Arbor Capital Management	1,238,000		7.2%
120 South 6th Street Suite 1000 Minneapolis, MN 55402

David A. Koch	1,017,520	(3)	5.9%
9924 West 74th Street Eden Prairie, MN 55344

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 6, 2002, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	Includes 5,000 shares held by Mr. Olseth’s wife and 36,840 shares which may be acquired upon exercise of stock options which are exercisable as of December 6, 2002 or within 60 days of such date.

(3)	Includes 48,800 shares which may be acquired upon exercise of stock options which are exercisable as of December 6, 2002 or within 60 days of such date, 62,000 shares held by the Greycoach Foundation, over which Mr. Koch has shared voting and investment power, and 142,000 shares held by a Trust for the benefit of Mr. Koch’s wife and children. Mr. Koch is one of the Trustees of such Trust and has shared voting and dispositive powers over the shares held by the Trust.

MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of Common Stock beneficially owned as of December 6, 2002, by each executive officer of the Company named in the Summary Compensation table, by each current director and nominee for director of the Company and by all directors and executive officers (including the named individuals) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

				Aggregate
				Number of
				Common
Name of Beneficial				Shares
Owner or Identity of	Current		Acquirable within	Beneficially	Percent of
Group	Holdings		60 days	Owned	class (1)

Dale R. Olseth	1,294,000	(2)	36,840	1,330,840	7.7%
David A. Koch	968,720	(3)	48,800	1,017,520	5.9%
Patrick E. Guire, Ph.D.	343,038	(4)	8,000	351,038	2.0%
Kendrick B. Melrose	255,749	(5)	48,800	304,549	1.8%
James C. Powell	133,725	(6)	12,840	146,565	*
Stephen C. Hathaway	94,886	(7)	28,228	123,114	*
Marie J. Versen	49,064		18,400	67,464	*
Kenneth H. Keller, Ph.D.	4,800		34,400	39,200	*
John A. Meslow	28,000		7,600	35,600	*
Gerald B. Fischer	10,950		—	10,950	*
Jose H. Bedoya	—		—	—	*
All officers and directors as a group (12 persons)	3,186,932		243,908	3,430,840	19.6%

*	Less than 1%

(1)	See footnote (1) to preceding table.

(2)	See footnote (2) to preceding table.

(3)	See footnote (3) to preceding table.

(4)	Includes 132,000 shares held by Mr. Guire’s wife.

(5)	Includes 30,684 shares held by the Kendrick B. Melrose Family Foundation and 408 shares held by minor children as to which Mr. Melrose has voting and investment power.

(6)	Includes 500 shares held by Mr. Powell’s wife.

(7)	Includes 28,000 shares held by Mr. Hathaway’s wife.

ELECTION OF DIRECTORS
(Proposals #1 and #2)

General Information

     The Bylaws of the Company provide that the number of directors, which shall not be less than three, shall be determined by the shareholders. The Board of Directors recommends that the number of directors be set at eight. The Bylaws also provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year. Only directors who are members of Class I will be elected at the Annual Meeting. The Class I directors will be elected to a three-year term and, therefore, will hold office until the Company’s 2006 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. The terms of Class II and III directors continue until 2004 and 2005, respectively.

     The Board of Directors nominates Jose H. Bedoya, Patrick E. Guire and John A. Meslow for re-election as Class I directors. Each Proxy will be voted for each of such nominees unless the Proxy withholds a vote for one or more nominees. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve. Under applicable Minnesota law, approval of the proposal to set the number of directors at eight, as well as the election of each Class I nominee, requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, but not less than the affirmative vote of 4,324,623 shares.

     The following information is provided with respect to each director nominee as well as each director whose term continues after the Annual Meeting:

Name	Age	Position with Company

Dale R. Olseth	72	Chairman and Chief Executive Officer
Patrick E. Guire, Ph.D.	66	Senior Vice President and Chief Scientific Officer and Director
Jose H. Bedoya (1)	46	Director
Gerald B. Fischer (2)	59	Director
Kenneth H. Keller, Ph.D. (1)(2)	68	Director
David A. Koch (1)(2)	72	Director
Kendrick B. Melrose (1)	62	Director
John A. Meslow (1)	63	Director

(1)	Member of the Organization and Compensation Committee.

(2)	Member of the Audit Committee.

     Dale R. Olseth (Class III) joined the Company in 1986 as its President (which position he held until 1998), Chief Executive Officer and a director, and has served as Chairman of the Board since 1988. Mr. Olseth also serves on the Board of Directors of The Toro Company, and the Boards of Otologics LLC and the University of Minnesota Foundation. He served as Chairman or President and Chief Executive Officer of Medtronic, Inc. from 1976 to 1986.

     Patrick E. Guire, Ph.D. (Class I) is a co-founder of the Company and has served as Senior Vice President and Chief Scientific Officer and a director since 1980. Dr. Guire is responsible for the research affairs of the Company. Prior to founding SurModics, Dr. Guire was employed by Kallestad Laboratories, Inc. as a senior scientist from 1978 to 1979.

     Jose H. Bedoya (Class I) was elected a director of the Company in 2002. Mr. Bedoya is President of Otologics LLC, a Colorado-based technology company he founded in 1996 to develop implantable devices to assist the severely hearing-impaired. From 1986 to 1996, Mr. Bedoya held a number of positions at Storz Instrument Company, then a division of American Cyanamid and later a division of American Home Products, including Director of Operations, Director of Research and Director of Commercial Development. Prior to that, he served as Vice President of Research and Development for Bausch & Lomb’s surgical division.

     Gerald B. Fischer (Class II) was elected a director of the Company in 2002. He is President and Chief Executive Officer of the University of Minnesota Foundation, a position he has held since 1990. From 1985 to 1989, Mr. Fischer was with First Bank System, now U.S. Bancorp, serving as Executive Vice President, Chief Financial Officer and Treasurer. Previous to that he spent 18 years in various finance positions at Ford Motor Company and its affiliates.

     Kenneth H. Keller, Ph.D. (Class III) was elected a director of the Company in 1997. He has served as Professor of Science and Technology Policy in the Hubert H. Humphrey Institute of Public Affairs at the University of Minnesota since 1996. Dr. Keller joined the Chemical Engineering and Materials Science faculty of the University of Minnesota in 1964, and through the years assumed increasing administrative responsibilities, including serving as the President of the University from 1985 to 1988. Dr. Keller was a Senior Fellow at the Council on Foreign Relations from 1989 to 1997.

     David A. Koch (Class III) was elected a director of the Company in 1988. He has served as the Chairman Emeritus of Graco Inc. since May 2001, Chairman from 1985 to 2001, as its Chief Executive Officer from 1985 to 1996 and as its President and Chief Executive Officer from 1962 to 1985. He has served as Chairman of SoftPac Industries Inc. since 2000.

     Kendrick B. Melrose (Class II) was elected a director of the Company in 1988. He has served as Chairman of the Board and Chief Executive Officer of The Toro Company since 1987, and served as its Chief Executive Officer from 1983 to 1987 and as its President from 1981 to 1983. Mr. Melrose is also a director of Donaldson Company, Inc.

     John A. Meslow (Class I) was elected a director of the Company in 2000. He served as Senior Vice President and President — Neurological Business of Medtronic, Inc. from 1985 until his retirement in 2000.

Committee and Board Meetings

     The Company’s Board of Directors has two standing committees, the Audit Committee and the Organization and Compensation Committee. The Audit Committee is responsible for reviewing the Company’s internal control procedures and the quarterly and annual financial statements of the Company, and reviewing with the Company’s independent public accountants the results of the annual audit. The Audit Committee met twice during fiscal 2002. The Organization and Compensation Committee recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to executive officers of the Company and administers the Company’s employee stock plans. The Organization and Compensation Committee did not have a formal meeting during the year.

     During fiscal 2002, the Board of Directors held seven formal meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and of Committee(s) of which he was a member.

Director's Fees

     Directors are not currently paid fees for attending Board or Committee meetings. Non-employee directors are generally compensated with nonqualified stock options as determined by the Board of Directors from time to time. The non-employee directors currently hold nonqualified stock options to purchase an aggregate of 214,400 shares of Common Stock. All such options have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and expire ten years after the date of grant. Such options vest over five year periods commencing on the date of grant. In addition, Mr. Meslow was reimbursed for his travel-related expenses incurred in attending meetings of the Board of Directors.

AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15).

     In accordance with the revised written charter (set forth in Exhibit A) adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)	reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:
Gerald B. Fischer, Chairman Kenneth H. Keller, Ph.D. David A. Koch

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report on Executive Compensation

     Compensation Committee Interlocks and Insider Participation

     The Organization and Compensation Committee (“Committee”) of the Board of Directors of the Company is currently composed of five of the Company’s outside directors. None of the members of the Committee is an employee or executive officer of the Company. During the fiscal year ended September 30, 2002, Dale R. Olseth, the Company’s Chief Executive Officer, served as the chairman of the compensation committee of The Toro Company. Kendrick B. Melrose, a member of the Committee, serves as the Chief Executive Officer of The Toro Company.

     Compensation Philosophy

     The Committee’s executive compensation policies are designed to enhance the financial performance of the Company, and thus shareholder value, by aligning the financial interests of executive officers and employees with those of shareholders. The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance incentives, benefits and long-term incentive opportunities in the form of stock options, restricted stock grants and stock ownership. The Committee’s position is that stock ownership by executive officers and employees is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value.

     Base Salary

     Base salaries for executive officers of the Company are reviewed by the Committee. The Committee assesses the executive officer’s level of responsibility, experience, individual performance, and accountabilities relative to other Company executive officers and external market practices. The Company’s annual base salaries for its executive officers are generally conservative when compared to base salaries offered by comparable companies. However, the Committee believes that executive officers’ base salaries, when combined with incentive plans based on the Company’s financial performance, are generally competitive with compensation levels at comparable companies. The Company’s pay-for-performance philosophy places a substantial portion of executive officers’ total compensation “at risk” while providing compensation opportunities which are comparable to the market levels.

     Incentives

     The Company may grant some executive officers long-term awards, including performance awards, stock options, and restricted stock. The purposes of the awards are to:

     (i)  focus executives on the achievement of performance objectives that enhance shareholder value;

     (ii)  emphasize the importance of balancing present business needs and long-term goals critical to the future success of the Company; and

     (iii)  attract and retain executive officers of superior ability.

     Annual Incentive Plan. The Company has adopted a cash bonus plan that enables the Company’s employees, including its executive officers, to earn an additional percentage of their annual base salary based on the achievement of certain financial goals by the Company. Pursuant to this plan, executive officers may earn up to an additional 36% of their respective annual base salaries if the goals are met. The actual percentage award for all employees is determined based on the achievement of certain revenue and operating income goals for the fiscal year.

     1997 Incentive Stock Option Plan. Under the Company’s 1997 Incentive Stock Option Plan, 1.2 million shares of Common Stock were reserved for issuance to executive officers and employees. The 1997 Plan requires that the option price per share must be at least 100% of the fair market value of the Common Stock on the date of the option grant. Options typically expire seven years from the date of grant or upon termination of employment, and are exercisable at a rate of 20% per year commencing one year after the date of grant.

     Nonqualified Stock Option Plan. Under the Company’s Nonqualified Stock Option Plan, 1,944,480 shares of Common Stock were reserved for issuance to outside directors, executive officers and employees. The options are granted at 100% of the fair market value. Options expire seven to ten years from the date of grant, and are exercisable at a rate of 20% per year from the date of grant or 20% per year commencing two years after the date of grant.

     Restricted Stock Plan. Under the Company’s Restricted Stock Plan, 200,000 shares of Common Stock were reserved for issuance to executive officers and key employees. Under the Restricted Stock Plan, grants of restricted stock vest in full five years from the date of grant.

     If the 2003 Equity Incentive Plan (Proposal #3) receives shareholder approval, no further options or restricted stock awards will be granted from the 1997 Incentive Stock Option Plan, the Nonqualified Stock Option Plan, or the Restricted Stock Plan.

     General

     The Company provides medical and insurance benefits to its executive officers which are generally available to all Company employees. The Company also maintains a 401(k) savings plan in which all qualified employees, including the executive officers, may participate. The Company provides matching contributions to the savings plan for all participating employees, allowing such employees to earn up to an additional 3% of their annual base salary. In addition, the Company maintains a Stock Purchase Plan that permits qualified employees, including executive officers, to purchase stock of the Company at favorable prices. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2002.

     Chief Executive Officer Compensation

     Dale R. Olseth served as the Company’s Chief Executive Officer in fiscal 2002. His annual base salary and eligibility for annual incentives, set forth in the following tables, were determined in accordance with the policies described above as applicable to all executive officers.

     Other

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly-held corporation to $1 million. In fiscal 2002, the Company did not pay “compensation” within the meaning of Section 162(m) to such executive officers in excess of $1 million and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

Members of the Committee: John A. Meslow, Chairman Jose H. Bedoya Kenneth H. Keller, Ph.D. David A. Koch Kendrick B. Melrose

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (the “Named Executive Officers”) who received total salary and bonus compensation in excess of $100,000 for 2002.

	Summary Compensation Table
				Long-term
	Annual Compensation			Compensation

				Securities
Name and Principal	Fiscal	Salary	Bonus	Underlying Options	All Other
Position	Year	($)	($)(1)	(# of shares)	Compensation (2)

Dale R. Olseth,	2002	$171,661	$37,794	0	$3,681
Chairman and Chief Executive Officer	2001	$168,305	$21,978	0	$3,177
	2000	$150,724	$46,440	14,260	$3,203

James C. Powell,	2002	$156,587	$34,459	0	$3,567
President and Chief Operating Officer	2001	$155,430	$19,980	0	$3,366
	2000	$135,655	$41,796	14,260	$3,292

Stephen C. Hathaway,	2002	$128,387	$27,790	0	$3,793
Vice President and Chief Financial	2001	$124,539	$15,984	0	$3,655
Officer	2000	$113,052	$34,830	12,000	$3,392

Marie J. Versen,	2002	$106,760	$23,121	0	$1,699
Vice President of Quality Management	2001	$99,972	$12,656	0	$1,629
and Regulatory Compliance	2000	$80,405	$24,773	12,000	$1,608

Patrick E. Guire, Ph.D.,	2002	$102,831	$22,676	0	$3,085
Senior Vice President and Chief	2001	$103,003	$13,221	0	$3,030
Scientific Officer	2000	$97,480	$30,034	0	$2,803

(1)	Represents amounts earned under a bonus plan for the Company’s officers enabling them to receive a payout of up to 36% of their base salary. The amount of the bonus is determined based on the achievement of certain revenue and profit goals for the year.

(2)	Represents contributions made by the Company under its 401(k) plan.

Option/SAR Grants During 2002 Fiscal Year

     The Company did not grant stock options to the Named Executive Officers during the fiscal year ended September 30, 2002. The Company has not granted stock appreciation rights.

     Aggregated Option/SAR Exercises during 2002 Fiscal Year
     and Fiscal Year End Option/SAR Values

     The following table provides information related to the exercise of stock options during fiscal 2002 by the Named Executive Officers and the number and value of options held at fiscal year end by such persons:

			Number of Unexercised
			Securities Underlying		Value of Unexercised In-the-
			Options at 9/30/02		Money Options at 9/30/02(1)

	Shares Acquired on	Value
Name	Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dale R. Olseth	160,000	$5,598,400	36,840	27,420	$892,015	$472,310
James C. Powell	72,200	$2,754,412	12,840	27,420	$272,785	$472,310
Stephen C. Hathaway	57,600	$1,894,361	26,228	27,672	$596,470	$607,305
Marie J. Versen	40,000	$1,368,720	18,400	14,600	$371,217	$227,690
Patrick E. Guire, Ph.D.	58,000	$1,824,600	8,000	2,000	$223,160	$55,790

(1)	Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing sale price as of September 30, 2002 on the Nasdaq National Market was $31.77.

(2)	Value is equal to the difference between the closing price as quoted on the Nasdaq National Market on the date of exercise and the option exercise price per share multiplied by the number of shares to which the exercise relates.

Equity Compensation Plan Information

The following table provides information related to the Company’s equity compensation plans in effect as of September 30, 2002.

	(a)	(b)	(c)
	Number of securities to	Weighted-average	Number of securities remaining
	be issued upon exercise	exercise price of	available for future issuance under
	of outstanding options,	outstanding options,	equity compensation plans (excluding
Plan category	warrants and rights	warrants and rights	securities reflected in column (a))

Equity compensation plans approved by shareholders	722,115	$17.99	497,768 (1)

Equity compensation plans not approved by shareholders	242,100	$5.54	366,160 (2)

TOTAL	964,215	$14.86	863,928

(1)	Includes 332,080 shares available under the 1997 Incentive Stock Option Plan and 165,688 shares available under the 1999 Employee Stock Purchase Plan.

(2)	Includes 168,160 shares available under the Nonqualified Stock Option Plan and 198,000 shares available under the Restricted Stock Plan.

     Nonqualified Stock Option Plan. The Nonqualified Stock Option Plan was adopted by the Board of Directors prior to the Company’s initial public offering in March 1998 and it has not been approved by shareholders. Under the Company’s Nonqualified Stock Option Plan, 1,944,480 shares of Common Stock were reserved for issuance to outside directors, executive officers and employees. The options are granted at 100% of the fair market value. Options expire seven to ten years from the date of grant, and are exercisable at a rate of 20% per year from the date of grant or 20% per year commencing two years after the date of grant.

     Restricted Stock Plan. The Restricted Stock Plan was adopted by the Board of Directors prior to the Company’s initial public offering in March 1998, and it has not been approved by shareholders. Under the Company’s Restricted Stock Plan, 200,000 shares of Common Stock were reserved for issuance to executive officers and key employees. Under the Restricted Stock Plan, grants of restricted stock vest in full five years from the date of grant.

Stock Performance Chart

     The following chart compares the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Stock Market and the Nasdaq Medical Industry Index (Medical Devices, Instruments and Supplies). The comparison assumes $100 was invested on March 3, 1998 (the date of the Company’s initial public offering) and assumes reinvestment of dividends.

Comparison of Cumulative Total Return Among SurModics,
the Nasdaq Stock Market (U.S.) and the Nasdaq Medical Industry Index
(Medical Devices, Instruments and Supplies)

APPROVAL OF 2003 EQUITY INCENTIVE PLAN
(Proposal #3)

     The Board of Directors recently approved the SurModics, Inc. 2003 Equity Incentive Plan (the “Plan”), subject to approval by the Company’s shareholders. The Board believes that granting fairly-priced stock options and restricted stock awards to employees, officers, consultants and directors are an effective means to promote the future growth and development of the Company. Such options and awards, among other things, increase these individuals’ proprietary interest in the Company’s success and enables the Company to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of the Plan.

     The 2003 Plan replaces the 1997 Incentive Stock Option Plan, which the shareholders previously approved, and the Nonqualified Stock Option Plan and Restricted Stock Plan previously adopted by the Board (collectively referred to as the “Prior Plans”). If the 2003 Plan is approved by the shareholders, no further stock options or restricted stock awards will be granted under the Prior Plans; however, any options and restricted stock awards outstanding under the Prior Plans shall remain subject to their terms and conditions. Further, if the 2003 Plan is approved by the shareholders, any shares reserved for the 1997 Plan which are not currently subject to outstanding incentive stock options or which are not issued upon the exercise of such options shall not be used for the grant of any future stock options, it being the Board’s intention that all future options shall be granted under the 2003 Plan. There are currently 698,240 shares available for future grant under the Prior Plans. If, however, the shareholders do not approve the 2003 Plan, future stock options and restricted stock awards will continue to be granted under the Prior Plans.

Description of 2003 Equity Incentive Plan

     A general description of the material features of the Plan follows, but this description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon request to Stephen C. Hathaway, the Company’s Vice President and Chief Financial Officer.

     General. On November 18, 2002, the Company adopted the 2003 Equity Incentive Plan. Under the Plan, the Board or the Compensation Committee may award nonqualified or incentive stock options and restricted stock awards (collectively referred to as an “Award” or “Awards”) to those officers, directors, consultants and employees (the “Participants”) of the Company (including its subsidiaries and affiliates) whose performance, in the judgment of the Administrator, can have a significant effect on the success of the Company.

     Shares Available. Assuming the shareholders approve the Plan, the total number of shares of the Company’s common stock available for grants of Awards to Participants directly or indirectly under the Plan shall be Six Hundred Thousand (600,000) shares of common stock. If any Awards granted under the Plan expire or terminate prior to exercise or otherwise lapse, the shares subject to such portion of the Award are available for subsequent grants of Awards.

     The total number of shares and the exercise price per share of common stock that may be issued pursuant to outstanding Awards are subject to adjustment by the Board of Directors upon the occurrence of stock dividends, stock splits or other recapitalizations, or because of mergers, consolidations, reorganizations or similar transactions in which the Company receives no consideration. The Board may also provide for the protection of Participants in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction.

     Administration and Types of Awards. The Plan may be administered by the Board or by a committee of the Board of Directors (hereinafter referred to as the “Administrator”). Any committee appointed by the Board to administer the Plan shall consist of at least two “non-employee” directors (as defined in Rule 16b-3, or any successor provision, of the General Rules and Regulations under the Securities Exchange Act of 1934). The Administrator has broad powers to administer and interpret the Plan, including the authority: (i) to establish rules for the administration of the Plan; (ii) to select the Participants in the Plan; (iii) to determine the types of Awards to be granted and the number of shares covered by such Awards; and (iv) to set the terms and conditions of such Awards. All determinations and interpretations of the Administrator are binding on all interested parties.

     Options. Options granted under the Plan may be either “incentive” stock options within the meaning of Section 422 of the Internal Revenue Code (“I.R.C.”) or “nonqualified” stock options that do not qualify for special tax treatment under Section 422 or similar provisions of the I.R.C. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the underlying common stock on the date the incentive stock option is granted. Unless otherwise determined by the Administrator, the per share exercise price for nonqualified stock options granted under the Plan also will not be less than the fair market value of a share of the Company’s common stock on the date the nonqualified stock option is granted. The fair market value of the Company’s common stock was $31.10 on December 6, 2002.

     The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Administrator. An incentive stock option may not be exercisable more than ten (10) years from the date of grant. Participants generally must pay for shares upon exercise of options with cash, certified check or common stock of the Company valued at the stock’s then “fair market value” as defined in the Plan. Each incentive option granted under the Plan is nontransferable during the lifetime of the Participant. A nonqualified stock option may, if permitted by the Administrator, be transferred to certain family members, family limited partnerships and family trusts.

     The Administrator may, in its discretion, modify or impose additional restrictions on the term or exercisability of an option. The Administrator may also determine the effect that a Participant’s termination of employment with the Company or a subsidiary may have on the exercisability of such option. The grants of stock options under the Plan are subject to the Administrator’s discretion. Consequently, future grants to eligible Participants cannot be determined at this time.

     Restricted Stock Awards. The Administrator is also authorized to grant awards of restricted stock. Each restricted stock award granted under the Plan shall be for a number of shares as determined by the Administrator, and the Administrator, in its discretion, may also establish continued employment, vesting or other conditions that must be satisfied for the restrictions on the transferability of the shares and the risks of forfeiture to lapse. Because future grants of restricted stock awards are subject to the discretion of the Administrator, future awards to eligible Participants cannot be determined at this time.

     Amendment. The Board of Directors may terminate or amend the Plan, except that the terms of Award agreements then outstanding may not be adversely affected without the consent of the Participant. The Board of Directors may not amend the Plan to materially increase the total number of shares of common stock available for issuance under the Plan, materially increase the benefits accruing to any individual or materially modify the requirements for eligibility to participate in the Plan without the approval of the Company’s shareholders if such approval is required to comply with the I.R.C. or other applicable laws or regulations.

Federal Income Tax Matters

     Options. “Incentive” stock options granted pursuant to the Plan are intended to qualify for favorable tax treatment to the Participant under Code Section 422. Under Code Section 422, a Participant realizes no taxable income when the incentive stock option is granted. If the Participant has been an employee of the Company or any subsidiary at all times from the date of grant until three months before the date of exercise, the Participant will realize no taxable income when the option is exercised. If the Participant does not dispose of shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the Participant may sell the shares and report any gain as capital gain. The Company will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option, but may be required to comply with applicable withholding requirements. If the Participant should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the Participant will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company’s common stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the Participant as ordinary income. The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

     “Nonqualified” stock options granted under the Plan are not intended to and do not qualify for favorable tax treatment available to “incentive” stock options under I.R.C. Section 422. Generally, no income is taxable to the Participant (and the Company is not entitled to any deduction) upon the grant of a nonqualified stock option. When a nonqualified stock option is exercised, the Participant generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary income and must comply with applicable tax withholding requirements.

     Restricted Stock Awards. Generally, no income is taxable to the Participant in the year a restricted stock award is granted. Instead, the Participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the transfer restrictions lapse. Alternatively, if the Participant makes a “Section 83(b)” election, the Participant will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date the restricted stock award is granted. The Company normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

New Plan Benefits

     The Company’s management and Board of Directors believe that adoption of the Plan will enable the Company to continue to attract and retain a strong management and employee base, and will further link key employees to and reward them for increases in shareholder value. Currently, no Awards have been granted under the Plan. Because future grants of Awards under the Plan are subject to the Administrator’s discretion, the future benefits or amounts that may be received by employees, officers, consultants or directors under the Plan cannot be determined at this time.

Vote Required

     The Board of Directors recommends that the shareholders approve the 2003 Equity Incentive Plan. Under applicable Minnesota law, approval of the Plan requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, but not less than the affirmative vote of 4,324,623 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10 percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 2002, all Section 16(a) filing requirements applicable to Insiders were complied with, except that Jose H. Bedoya was late filing Form 3, Patrick E. Guire was late filing two forms reporting three gifts, former director James J. Grierson was late filing one form reporting three transactions, Gerald B. Fischer was late filing Form 3, and James C. Powell was late filing one form reporting two gifts.

INDEPENDENT PUBLIC ACCOUNTANT

     On June 28, 2002, upon recommendation and approval of its Board of Directors, the Registrant ceased its client-auditor relationship with Arthur Andersen LLP, the independent accountant which had been engaged by the Registrant for prior fiscal years.

     Arthur Andersen LLP’s report on the financial statements of the Company for the past two years did not contain an adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles. There were not, in connection with the audits of the two most recent fiscal years and any subsequent interim period preceding June 28, 2002, any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     On June 28, 2002, the Registrant selected Deloitte & Touche LLP to serve as the Registrant’s independent auditors for the 2002 fiscal year. During the two most recent fiscal years, the Registrant has not consulted Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company’s shareholders.

     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for fiscal 2002 and reviews of the financial statements included in the Company’s Forms 10-Q for fiscal 2002 were $65,000. The aggregate fees billed by Arthur Andersen LLP for professional services were $20,000.

     Financial Information Systems Design and Implementation Fees. Neither Deloitte & Touche LLP nor Arthur Andersen LLP billed any fees for financial information systems design and implementation during fiscal 2002.

     All Other Fees. The aggregate fees billed by Deloitte & Touche LLP for all other non-audit services rendered to the Company during fiscal 2002, primarily fees for tax-related services, were $28,000. The aggregate fees billed by Arthur Andersen LLP for all other non-audit services rendered were $137,800, primarily for tax-related services.

     The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence and has determined that such services have not adversely affected Deloitte & Touche LLP’s independence.

OTHER BUSINESS

     Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2004 annual meeting of shareholders must be received by the Company by August 15, 2003, to be considered for inclusion in the Company’s proxy statement and related proxy for the 2004 annual meeting.

     Also, if a shareholder proposal intended to be presented at the 2004 annual meeting but not included in the Company’s proxy statement and proxy is received by the Company after October 28, 2003, then management named in the Company’s proxy form for the 2003 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy materials.

ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company’s Annual Report to Shareholders for the fiscal year ended September 30, 2002, accompanies this notice of meeting and Proxy Statement. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

FORM 10-K

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, as filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedules thereto. The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibit(s). Requests for copies of such report and/or exhibits(s) should be directed to Mr. Stephen C. Hathaway, Vice President and Chief Financial Officer, at the Company’s principal address.

BY ORDER OF THE BOARD OF DIRECTORS

Dale R. Olseth Chairman and Chief Executive Officer

Dated:	December 13, 2002 Eden Prairie, Minnesota

EXHIBIT A

SurModics, Inc.
Audit Committee Charter

Approval — December 10, 2002

Organization

The Board of Directors of SurModics, Inc. has established an Audit Committee. The Committee shall be comprised of three or more directors who are independent of the management of the Company as defined by The Nasdaq Stock Market, Inc. (“Nasdaq”). Committee members shall serve until the next annual organizational meeting of the Board, or until their successors are duly elected and qualified. The Chair of the Committee shall be elected by the Board. In the absence of the election of a Chair by the Board, the members of the Committee shall elect a Chair by majority vote of the Committee membership. In addition, no member of the Audit Committee shall receive any compensation whatsoever from the Company other than compensation paid to such member as a director of the Company and member of one or more committee of the Company’s Board of Directors.

All Committee members shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand financial statements at the time of their appointment to the Committee. At least one member of the Committee shall be a “financial expert”, as such term is defined in applicable regulations of the Securities and Exchange Commission and Nasdaq.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to shareholders, potential shareholders, and the investment community relating to accounting, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, independent public accountants, internal auditors (if any), outside legal counsel, and financial management of the Company.

Responsibilities

Documents/Reports Review

•     Meet with the independent public accountants and financial management of the Company to review the proposed scope, fees, and procedures to be utilized in the audit of the financial statements for the current fiscal year.

•     At the conclusion of the audit, review the results thereof, including any comments or recommendations of the independent public accountants.

•     Establish regular and separate systems of reporting to the Committee by management, the independent accountants and the internal auditors (if any) regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•     Review and approve, if appropriate, any major changes in the Company’s auditing and accounting principles that occurred during the period.

•     Inquire about the existence and substance of any significant accounting accruals, reserves, contingencies and estimates made by management that have a material impact on the financial statements and determine the independent public accountants’ opinions regarding the quality of all such items.

•     Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants or management.

•     Discuss with financial management and the independent public accountants any changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory bodies, that are expected to have an impact on the financial statements.

•     Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•     Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•     Review with management and the independent public accountants the Company’s Form 10-Q or Form 10-K prior to the earlier of its filing or the release of earnings. This review may be conducted through a designated representative member of the Committee.

Independent Accountants

•     Appoint, compensate and oversee the Company’s independent auditors.

•     The Company’s independent auditors shall report directly to the Committee. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

•     Review the performance of the independent accountants and discharge the independent accountants when circumstances warrant.

•     Pre-approve all audit services and non-audit services that can be legally performed by the Company’s independent auditors.

•     Annually ensure the receipt from the independent public accountants of a formal written statement delineating all relationships between the independent public accountants and the Company, as required by Independence Standards Board 1.

•     Periodically consult with the internal auditor (if any) and independent public accountants, without members of management present, regarding the adequacy of internal controls and the fullness and accuracy of the Company’s financial statements.

Other

•     Review and approve all related-party transactions to which the Company may be a party prior to their implementation to assess whether such transactions meet applicable legal requirements.

•     Review with the independent public accountants, internal auditors (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit internal control reports, including any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Monitor management’s response to such reports.

•     Meet, as necessary, with the outside legal counsel to discuss any legal matters that may have a material impact on the financial statements.

•     Consider the adequacy of the financial and accounting staff.

•     Review the following items on a periodic basis:

•	the Company’s risk management program;

•	the Company’s investor relations program;

•	the status of the Company’s information systems hardware, software, processing procedures, and controls;

•	any other area deemed to be significant to the Company’s financial statements (i.e. investments).

•     Review periodically the Company’s code of ethical conduct for senior financial officers and management’s enforcement of the code as it relates to the Company’s financial reporting process and internal control system.

•     Review the adequacy of this charter on at least an annual basis.

•     Establish and maintain procedures for efficiently responding to complaints received by the Company regarding accounting, internal accounting controls and auditing. At a minimum, these procedures shall allow employees to submit concerns regarding questionable accounting and auditing matters on a confidential, anonymous basis.

•     Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of members will constitute a quorum and will be able to conduct the business of the Committee. The Committee should meet at least annually with management and the head of the internal audit department (if any) in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee should meet with the independent accountants and management quarterly to review the Company’s financials consistent with this Charter. Minutes of all meetings shall be recorded and maintained by the Committee and submitted to the Board.

Authority

The Audit Committee shall have the authority as and when it shall determine to be necessary or appropriate to the functions of the Audit Committee, to:

•	Appoint, discharge and authorize compensation of the Company’s independent auditors;

•	At the expense of the Company, to retain such consultants and advisors, to assist it with its functions;

•	To request from the Chief Executive Officer, the Chief Financial Officer and such other members of Company management as the Committee shall deem appropriate advice and information, orally or in writing, concerning the Company’s business operations and financial condition relevant to the functions of the Committee.

Management of the Company is requested to cooperate with the Audit Committee, and to render assistance to the Audit Committee as it shall request in carrying out its functions.

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
SURMODICS, INC.

January 27, 2003

Please Detach and Mail in the Envelope Provided

A [X] Please mark your votes as in this example.

The Board of Directors recommends that you vote FOR each proposal below.

	FOR all nominees	WITHHOLD AUTHORITY
	listed at right(except	to vote for all nominees
	as specified below)	listed at right
2.Elect Class I directors:	[ ]	[ ]	Nominee:	Jose H. Bedoya Patrick E. Guire John A. Meslow

(Instructions: To withhold authority to vote for any indicated nominee, write the name(s) of the nominee(s) in the space provided below).

		FOR	AGAINST	ABSTAIN
1.	Set the number of directors at eight (8)	[ ]	[ ]	[ ]

3.	Approve the Company’s 2003 Equity Incentive Plan	[ ]	[ ]	[ ]

4.	In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof.

Check appropriate space. Indicate changes below:

Address Change?        Name Change?        Attending Meeting?

NO. OF SHARES

Dated:______________________, 2002
SIGNATURE	SIGNATURE (IF JOINTLY HELD)

NOTE:	PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.

SURMODICS, INC.

PROXY

Annual Meeting Of Shareholders
January 27, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints DALE R. OLSETH and STEPHEN C. HATHAWAY, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of SurModics, Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, at 4:00 p.m. (Minneapolis time) on January 27, 2003, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

(Continued and to be signed on reverse side.)